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                      SUPERIOR NATIONAL INSURANCE GROUP, INC.
                                     AS ISSUER


                              WILMINGTON TRUST COMPANY
                                     AS TRUSTEE





                               ----------------------


                            FIRST SUPPLEMENTAL INDENTURE

                            Dated as of November 17, 1998


                               ----------------------




                                      To

       The Senior Subordinated Indenture Dated as of December 3, 1997
       Between Superior National Insurance Group, Inc., as Issuer, and
              Wilmington Trust Company, as Trustee, Relating to
                   $108,325,000 Aggregate Principal Amount
                of 10 3/4% Senior Subordinated Notes due 2017


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     FIRST SUPPLEMENTAL INDENTURE, dated as of November 17, 1998 (this
"Supplemental Indenture"), between Superior National Insurance Group, Inc., a corporation organized under the law of the State of Delaware (the "Company"), and Wilmington Trust Company, a Delaware banking corporation (the "Trustee"), as Trustee under the Indenture (as defined below). Capitalized terms used and not defined herein shall have the same meanings given to them in the Indenture unless otherwise indicated.

     WHEREAS, the Company and the Trustee are parties to that certain Senior Subordinated Indenture, dated as of December 3, 1997 (the "Indenture"), pursuant to which the Company issued its 10 3/4% Senior Subordinated Notes due 2017;

     WHEREAS, pursuant to Section 9.2 of the Indenture, the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities affected thereby, may modify the Indenture to, among other things, modify the rights of the Holders under the Indenture in the manner set forth herein;

     WHEREAS, pursuant to Section 9.2 of the Indenture, no such modification to the Indenture may be made without the additional prior consent of the holders of at least a majority of the outstanding aggregate liquidation preference of the 10 3/4% Trust Preferred Securities (the "Preferred Securities") of Superior National Capital Trust I (the "Trust");

     WHEREAS, pursuant to a Consent Solicitation Statement, dated October 30, 1998, of the Company and the Trust, the requisite prior consent of the holders of the Preferred Securities has been obtained to effect the modification of the Indenture in the manner described herein (the "Waiver") by way of this Supplemental Indenture;

     WHEREAS, Holders of not less than a majority in outstanding aggregate principal amount of the Outstanding Securities have consented to the Waiver; and

     WHEREAS, by entering into this Supplemental Indenture, the Company and the Trustee have consented to modify the Indenture in accordance with the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the holders of the Securities as follows:

     1. MODIFICATION TO THE INDENTURE. On the Effective Date (as hereinafter defined) the Indenture is modified as follows:

          (a) Section 10.8(a) of the Indenture is hereby waived to the extent required to permit the Company to Incur, for purposes of the Company's acquisition of Business Insurance Group, Inc.,

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up to $110,000,000 in aggregate principal amount of Senior Indebtedness through a public or private offering of senior notes or through a credit facility or other borrowing arrangement with a lender or lenders, or a combination thereof (the "Senior Debt Financing").

          (b) After giving effect to the Incurrence of the Indebtedness pursuant to the Senior Debt Financing, the Company will be deemed, for all purposes of the Indenture, as having Incurred such Indebtedness pursuant to
Section 10.8(a) of the Indenture.

     2. COMPLIANCE WITH AND FULFILLMENT OF CONDITIONS PRECEDENT. All conditions precedent to the execution and delivery of this Supplemental Indenture have been met, including, but not limited to (a) an Opinion of Counsel and/or an Officers' Certificate (i) as to the due authorization, execution and delivery of the Supplemental Indenture by the Company, (ii) as to the enforceability of the Supplemental Indenture, (iii) as to the due authorization of the Supplemental Indenture by the Indenture, and (iv) as to the satisfaction of all conditions precedent to the execution, delivery and performance of the Supplemental Indenture; (b) that Holders of not less than a majority in principal amount of the Outstanding Securities affected by this Supplemental Indenture have consented (in accordance with the terms of the Indenture) and that such consent has been delivered to the Company and the Trustees; and (c) the adoption of a Board Resolution of the Company authorizing this Supplemental Indenture.

     3. EFFECTIVE DATE. This Supplemental Indenture shall become effective on the date (the "Effective Date") on which the Company and the Trustee execute and deliver this Supplemental Indenture.

     4. CONSTRUCTION. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and
(ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

     5. TRUSTEE ACCEPTANCE. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company, and makes no representations as to the validity or enforceability against the Company.

     6. INDENTURE RATIFIED. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in

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full force and effect.  All protection afforded the Trustee by the Indenture shall also be afforded to the Trustee in connection with its execution, delivery and performance of this Supplemental Indenture.

     7. HOLDERS BOUND. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     8. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required or deemed under the Trust Indenture Act to be part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

     9. HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

     11. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     12. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     13. DUPLICATE ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     14. NO RECOURSE AGAINST OTHERS. A Director, officer, employee, stockholder or incorporator as such, of the Company shall not have any liability for any obligations of the Company under this Supplemental Indenture for any claims based on, in respect of or by reason of such obligations or their creation.

     15. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Company and the Trustee have caused this
Supplemental Indenture to be duly executed as of the date first above written.

                                   COMPANY:

                                   SUPERIOR NATIONAL INSURANCE GROUP, INC., a Delaware corporation

                                   By    /s/  J. CHRIS SEAMAN
                                     ----------------------------------------
                                       Name:  J. Chris Seaman
                                       Title:  Executive Vice President and
                                           Chief Financial Officer



                                   TRUSTEE:

                                   WILMINGTON TRUST COMPANY,
                                   a Delaware banking corporation, as Trustee

                                   By    /s/   ANNE ROBERTS
                                     ----------------------------------------
                                       Name:   Anne Roberts
                                       Title:  Sr. Financial Svc. Officer


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